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Exhibit 99. (h)(3)

                         DAILY ASSETS FUND INSTITUTIONAL

                             SUBSCRIPTION AGREEMENT

Deutsche Bank AG, New York Branch
130 Liberty Street
New York, New York 10006

Ladies and Gentlemen:

          1. Pursuant to the undersigned's ("Subscriber") securities lending agreement ("Lending Agreement") with Deutsche Bank AG, New York branch ("Deutsche Bank"), Subscriber has granted authority to Deutsche Bank to invest on Subscriber's behalf, in accordance with Subscriber's instructions, cash collateral received in connection with securities lending transactions. Subscriber hereby appoints Deutsche Bank as agent and attorney-in-fact with specific authority to buy and sell shares of the Daily Assets Fund Institutional (the "Fund"), an open-end investment company managed by Deutsche Asset Management Inc., administered by Investment Company Capital Corporation ("the Administrator")/1/, and privately placed by the Fund's placement agent ("Placement Agent").

          2. Subscriber hereby gives Deutsche Bank standing instructions (the "Standing Instructions") to (i) invest its securities lending cash collateral in shares of the Fund and (ii) redeem shares of the Fund as necessary in connection with the Deutsche Bank securities lending program.

          3. Subscriber acknowledges that this subscription is conditioned upon acceptance by Deutsche Bank and the Fund's Placement Agent.

          4.   Subscriber covenants and agrees with Deutsche Bank as follows:

               (a) Subscriber authorizes Deutsche Bank to record and hold shares of the Fund in the name of Deutsche Bank or its nominee as Subscriber's agent.

               (b) Deutsche Bank will distribute to Subscriber a monthly summary of purchase and redemption transactions. Subscriber hereby waives its right to receive a confirmation after each purchase or redemption transaction. This waiver may be revoked at any time by written notice to Deutsche Bank.

               (c) Deutsche Bank may receive certain fees for managing or providing other services to the Fund, as set forth in the Fund's Confidential Private Offering Memorandum as may be amended from time to time (the "Memorandum").

               (d) These directions are continuing and shall remain in full force and effect until revoked by Subscriber by a written notice addressed and mailed to Deutsche Bank AG, 130 Liberty Street, New York, New York 10006, 35th Floor, Attn: Securities Lending Documentation Unit, and to the Placement Agent at the address indicated on the last page of this Subscription Agreement but such revocation shall not affect any liability of Subscriber in any way resulting from any transaction initiated prior to receipt of such notice of revocation and Deutsche Bank's and the Placement Agent's noting such change in instructions in the account.

          5.   Subscriber represents and warrants as follows:

___________________
/1/ Deutsche Asset Management Inc. and Investment Company Capital Corporation are indirect wholly owned subsidiaries of Deutsche Bank AG.

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               (a)  The Shares to be acquired under this Subscription Agreement are being acquired by Subscriber for investment and not as a nominee or agent for the benefit of any other person, and Subscriber has no current intention of distributing, reselling or assigning the Shares.

               (b) Subscriber has been furnished with, and has carefully read, the Memorandum. Subscriber understands and agrees to the terms and conditions set forth in the Memorandum, and acknowledges such terms are subject to change from time to time. Subscriber's Standing Instructions, given to Deutsche Bank pursuant to this Subscription Agreement, will not become final until Subscriber has been furnished with a definitive Memorandum.

               (c) Subscriber understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the laws of any jurisdiction, and that the Fund does not contemplate and is not under any obligation to so register the Shares. Subscriber understands and agrees further that its investment can only be liquidated through a request for redemption made by the Subscriber, or by Deutsche Bank on Subscriber's behalf.

               (d) Subscriber, either alone or through Subscriber's shareholders or advisors, is sophisticated, knowledgeable and experienced in financial, business and investment matters, and, as a result, Subscriber is in a position to evaluate the merits and risks of an investment in the Fund. To the extent deemed appropriate by Subscriber, Subscriber has consulted its own advisers as to the financial, tax, legal and related matters concerning investment in the Fund and Subscriber has evaluated the risks of investing in the Fund and has determined that such an investment is suitable for Subscriber.

               (e) (i) Subscriber is not a foreign corporation, foreign partnership, foreign trust or foreign estate for U.S. income tax purposes (as those terms are defined in the U.S. Internal Revenue Code of 1986 and regulations adopted pursuant thereto). Subscriber will promptly inform Deutsche Bank and the Placement Agent if its U.S. tax status changes.

                    (ii) If Subscriber is an "investment Company" (as such term is defined pursuant to Section 3 of the Investment Company Act of 1940 ("the 1940 Act")) that has not registered with the Securities and Exchange Commission ("SEC") pursuant to Section 8 of the 1940 Act, then Subscriber is aware of the provisions of Section 12(d)(1)(E)(iii)(bb) of the 1940 Act.

               (f) To the full satisfaction of Subscriber, Subscriber has been furnished with any and all materials Subscriber has reasonably requested relating to the Fund or the offering of Shares, and Subscriber has been afforded the opportunity to ask questions of the officers and employees of Deutsche Bank and the Placement Agent concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information appearing in the Memorandum and, if requested, the Fund's Confidential Statement of Additional Information (the "Statement").

               (g) Subscriber has relied only on the Memorandum and, if requested, the Statement and, if consulted, such persons mentioned in 5(d) above in determining to invest in the Fund.

               (h) The information provided by Subscriber herein is complete and accurate as of the date hereof and may be relied upon by the Placement Agent and Deutsche Bank. Subscriber will notify the Placement Agent and Deutsche Bank if any representation, warranty or information becomes untrue and Subscriber will promptly send to the Placement Agent and Deutsche Bank written confirmation thereof.

               (i) Subscriber acknowledges that this Subscription Agreement represents an arm's length arrangement among Deutsche Bank, the Placement Agent and Subscriber.

               (j) Subscriber has full authority to invest all cash collateral Subscriber receives in connection with its participation in Deutsche Bank's securities lending program, including authority to issue the Standing Instructions to buy and sell Shares of the Fund. Subscriber has proper authorization to direct investments of cash collateral.

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               (k)  The representative of Subscriber who has signed this
Subscription Agreement is duly authorized to execute and deliver this Subscription Agreement on behalf of Subscriber. This Subscription Agreement has been duly executed by Subscriber and constitutes a valid and legally binding agreement of Subscriber.

         6.    Accredited Investor Status
               --------------------------

         Note: The Fund offers and sells Shares only to purchasers who are ---- deemed to be "accredited investors" (as defined in Regulation D under the 1933 Act) and who satisfy certain other suitability standards.

               PLEASE INITIAL ALL APPROPRIATE SPACES BELOW AND ON THE FOLLOWING PAGES INDICATING THE BASIS UPON WHICH YOU MAY QUALIFY TO PURCHASE SHARES. FAILING TO INITIAL ANY SPACE APPLICABLE TO THE SUBSCRIBER MAY RESULT IN INSUFFICIENT INFORMATION TO DETERMINE WHETHER THE SUBSCRIBER QUALIFIES TO PURCHASE SHARES.

              a.    Subscriber certifies that it is an accredited investor
-------
Initial because it is (i) a bank as defined in Section 3(a)(2) of the 1933 Act whether acting for its own account or for the account of an accredited investor who is not a natural person; (ii) a savings and loan association or other institution specified in Section 3(a)(5)(A) of the 1933 Act whether acting for its own account or for the account of an accredited investor who is not a natural person; or (iii) an insurance company as defined in Section 2(13) of the 1933 Act.

              b.    Subscriber certifies that it is an accredited investor
-------             because it is an investment company registered under the
Initial             Investment Company Act of 1940, as amended (the "1940 Act")
                    not formed for the specific purpose of investing in the Fund.

/s/AMO        c.    Subscriber certifies that it is an accredited investor
------              because it has total assets in excess of $5,000,000 AND
Initial             (please initial 1, 2 or 3 below as applicable):

                    1.   Subscriber certifies that it is: an organization
-------                  described in section 501(c)(3) of the U.S. Internal
Initial                  Revenue Code of 1986, a corporation, a Massachusetts
                         or similar business trust, or a partnership, not formed for the specific purpose of investing in the Fund.

                    2.   Subscriber certifies that it is a trust or bank
-------                  collective trust and (i) the investment in the Fund
Initial                  is being directed by a sophisticated person and (ii)
                         was not formed for the purpose of investing in the Fund./2/

                    3.   Subscriber certifies that it is (i) a plan established
-------                  and maintained by a state, its political subdivisions
Initial                  or any agencyor instrumentality of a state or its
                         political subdivisions, for the benefit of its employees.

              d.    Subscriber certifies that it is an accredited investor
-------             because it is an employee benefit plan within the meaning
Initial             of the Employee Retirement Income Security Act of 1974, as
                    amended, and (i) its investment decision is made by a plan fiduciary/3/ as defined in Section 3(21) of such Act or
                    (ii) it has total assets in excess of $5,000,000 or
                    (iii) it is a self-directed plan, with investment decisions made solely by persons that are accredited investors.

______________________

/2/ For purposes of this representation, a "sophisticated person" is a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Fund.

/3/ For purposes of this representation, the term "plan fiduciary" means a bank, savings and loan association, insurance company or registered investment adviser.

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Please provide the following supplemental data:

      a.  Legal form of entity (corporation, trust, etc.):

                   Corporation
          ------------------------------------------------

      b.  Jurisdiction of organization:

                    Maryland
          ------------------------------------------------

          7. Subscriber agrees that the representations, warranties and agreements included in this Subscription Agreement will be deemed restated and reaffirmed whenever shares of the Fund are purchased pursuant to the Standing Instructions.

               8. Subscriber understands that the information provided herein will be relied upon by the Fund, Deutsche Bank and the Placement Agent for the purpose of determining the eligibility of Subscriber to invest in the Fund. Subscriber agrees to indemnify and hold harmless Deutsche Bank, Deutsche Asset Management Inc., the Administrator and the Placement Agent and each other person, if any, who controls or is controlled by any of them, within the meaning of Section 15 of the 1933 Act (collectively "Indemnitees"), against any and all loss, liability, claim, damage and expense whatsoever (i) arising out of or based upon any false representation or warranty contained herein or any breach of any agreement contained herein including, but not limited to, the representations, warranties and agreements Subscriber will be deemed to have made under this Subscription Agreement, whenever Subscriber purchases additional shares of the Fund or in any other document furnished by Subscriber to any of the Indemnitees in connection with any transaction to which this Subscription Agreement relates or (ii) in the event that claims are brought against Deutsche Bank, Deutsche Asset Management Inc., the Administrator and/or the Placement Agent that Subscriber was not authorized to invest in the Fund.

               9. Subscriber agrees that in no event will the Memorandum and, if requested, the Statement be duplicated or transmitted to anyone other than the prospective investor to whom they were directed by written communication of the Fund.

               10. This Subscription Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of New York.

          11. Subscriber understands that shares of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank or depository institution, and the shares are not Federally guaranteed or insured by the Federal Deposit Insurance Corporation, the U.S. Government, the Federal Reserve Board or any other agency. The Fund intends to maintain a constant $1.00 per share net asset value, although there can be no assurance that it will be able to do so.

    12. This Subscription Agreement shall be binding and shall inure to the benefit of Deutsche Bank, Deutsche Asset Management Inc., the Administrator, the Placement Agent or any of their successors, assigns or any future placement agent, investment manager, or administrator to the Fund which is appointed by the Fund's Board of Trustees.

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     13.  Subscriber has executed this Subscription Agreement on the date set forth below.


Date:  September 25, 2001           By: /s/Amy M. Olmert
                                        ----------------
                                        Name:  Amy M. Olmert
                                        Title: Secretary

                                   Flag Investors Communications Fund, Inc., and Flag Investors Equity Partners Fund, Inc.

                                   ____________________________________________
                                   Print or Type Name of Subscriber

                                   Address of Subscriber:
                                   One South Street
                                   Baltimore, MD  21202

                                   Telephone Number:    410-895-5000


                                   Tax Identification Number:

                                   52-1319644
                                   52-1912412


                                   Approved and Agreed:

                                   ICC DISTRIBUTORS INC., Placement Agent

                                   By: /s/Nanette K. Chern
                                       -------------------------------
                                       Name: Nanette K. Chern
                                       Title: Chief Compliance Officer

                                   Address: 2 Portland Square
                                            Portland, Maine 04101

                                   Telephone Number: (207) 879-1900


Approved and Agreed:

DEUTSCHE BANK AG, NEW YORK BRANCH            DEUTSCHE BANK AG, NEW YORK BRANCH


By: /s/Anthony T. Toscano                  By: /s/David Martocci
    ----------------------------------         ---------------------------------
    Name: Anthony T. Toscano                     Name: David Martocci
    Title: Director                              Title: MD